SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 31, 2011

Date of Report (Date of Earliest Event Reported)

Cronos Global Income Fund XVI, L.P.

(Exact name of registrant as specified in its charter)

California	0-27496	94-3230380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Front Street, Suite 925, San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)

(415) 677-8990

(Fund’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR § 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR § 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR § 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR § 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

The Registrant, Cronos Global Income Fund XVI, L.P., a California limited partnership (the “Fund”), was organized on September 1, 1995 to engage in the business of owning and leasing marine cargo containers to third-party lessees. The Fund is managed by Cronos Capital Corp., a California corporation (“CCC”), its general partner.

On August 31, 2011, CCC, for and on behalf of the Fund, transmitted its letter to the limited partners of the Fund reporting on the Fund’s results of operations for the second calendar quarter of 2011 and on the sale of the Fund’s remaining fleet of containers. A copy of the letter is furnished with this report as Exhibit 99.1.

The information in this Current Report on Form 8-K, including the attached letter, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Letter report to the limited partners of the Fund from CCC, dated August 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRONOS GLOBAL INCOME FUND XVI, L.P.

	By	Cronos Capital Corp.,
The General Partner

	By	/s/ Frank P. Vaughan
Frank P. Vaughan
Chief Financial Officer

Date: August 31, 2011

INDEX TO EXHIBITS

Exhibit	Description

99.1	Letter report from Cronos Capital Corp., general partner of Cronos Global Income Fund XVI, L.P., dated August 31, 2011, reporting on the Fund’s results of operations for the second calendar quarter of 2011 and on the sale of the Fund’s remaining fleet of containers.